Exhibit 10.24.1

SETTLEMENT AGREEMENT AND MUTUAL SPECIAL RELEASE

This Settlement Agreement and Mutual Special Release (“Settlement Agreement and Mutual Special Release”) is made by and among Single Touch Systems Inc., a Delaware corporation and Single Touch Interactive, Inc., a Nevada corporation (referred to collectively herein in the singular as “Single Touch”) , Soapbox Mobile, Inc., a Delaware corporation (“Soapbox”), and Anthony Macaluso, in his respective capacities as an individual, a holder of capital stock of Soapbox, an officer of Soapbox and a director of Soapbox (“Macaluso”).  Unless the context clearly requires differently, all references herein to “Macaluso” apply to Anthony Macaluso in each of his capacities as an individual, as a holder of capital stock of Soapbox, as an officer of Soapbox and as a director of Soapbox.

Reference is made to the Settlement Agreement and Mutual General Release dated March 30, 2012 (the “Common Stockholders Agreement") among Single Touch, Soapbox and Nigel Davies, Thom Hipke, Don Reckles, Gregory Slayton, Charles Zahl, Steve Lukas, Daniel Flanegan and Duncan McLaren, who represented therein that they constituted all of the holders of Common Stock of Soapbox (collectively, the “Common Stockholders”).

1.           Disputes and Background.   Macaluso and Single Touch recognize that there are several disputes and potential disputes among them pertaining to Soapbox.  Soapbox wishes to induce Macaluso and Single Touch to settle, compromise, and finally resolve, upon the terms and conditions set forth in this Settlement Agreement and Mutual Special Release, all of the disputes and potential disputes between them pertaining to Soapbox.  In addition, Soapbox wishes to receive a release from Single Touch, and is willing to give releases to Single Touch and to Macaluso, upon the terms and conditions set forth in this Settlement Agreement and Mutual Special Release.  Macaluso asserts that in and around 2007 he paid $755,000 on Single Touch’s behalf in connection with the creation of and Single Touch’s use of Soapbox’ “Anywhere” software, which software was in 2012 valued at over $1,300,000 by an independent valuator retained by Single Touch.  Single Touch is not required by this Settlement Agreement and Mutual Special Release to accept such historical assertion nor to accept the correctness of the valuation, but Single Touch acknowledges Macaluso’s further assertion that by accepting the terms of this Settlement Agreement and Mutual Special Release he is making a personal financial sacrifice.

2.           Cash Payments Totaling $755,000.  In consideration for Macaluso’s agreements, representations, covenants, ratifications, confirmations and releases contained herein, and with respect to the license of the “Anywhere” software from Soapbox to Single Touch, Single Touch hereby (in addition to the other agreements and releases given by Single Touch herein) agrees to (a) within three days after the execution and delivery of this Settlement Agreement and Mutual Special Release by all parties, pay Macaluso $144,000 cash, (b) allow Macaluso to retain (as additional consideration paid by Single Touch to Macaluso under this Settlement Agreement and Mutual Special Release) all of the $155,000 he previously received from Single Touch pursuant to an Option Agreement dated June 30, 2011 (as extended from time to time) as a good faith deposit toward a possible acquisition of Macaluso’s interest in Soapbox and (c) allow Macaluso to retain (as additional consideration paid by Single Touch to Macaluso under this Settlement Agreement and Mutual Special Release) all of the additional $456,000 he has previously obtained from Single Touch in respect of Soapbox.

3.           Representations.  Macaluso hereby represents and warrants to Single Touch that (a) he and the Common Stockholders constitute, collectively, the holders of all outstanding securities of Soapbox, and (b) he is the owner, beneficially and of record, of Soapbox securities which entitle him to voting power which represents more than a majority of all the voting power of all outstanding Soapbox securities, and accordingly he has sufficient voting power to elect the entire Board of Directors of Soapbox.

4.           Ratification.  Macaluso hereby ratifies, confirms and approves and joins in the Common Stockholders Agreement, all of the provisions of the Common Stockholders Agreement and all of the acts contemplated by the Common Stockholders Agreement, including without limitation the license of the “Anywhere” software from Soapbox to Single Touch.  Without limitation, Macaluso’s execution and delivery of this Settlement Agreement and Mutual Special Release shall be deemed to constitute the execution and delivery of a counterpart of, and Macaluso’s ratification, confirmation, approval and joining in of with regard to all shares of Soapbox capital stock owned by Macaluso, the Meeting and Action by Unanimous Written Consent of the Shareholders of Soapbox Mobile, Inc. attached as Exhibit “B” to the Common Stockholders Agreement.

5.           Confirmations.  Single Touch, Soapbox and Macaluso expressly confirm that the Perpetual Exclusive License Agreement contemplated by Exhibit “A” to the Common Stockholders Agreement (the “Perpetual Exclusive License Agreement”) is in full force and effect, that such Perpetual Exclusive License Agreement came into effect automatically upon the execution and delivery of the Common Stockholders Agreement without any need for separate execution and delivery of such Perpetual Exclusive License Agreement (although any such separate execution and delivery which occurred or may hereafter occur is further ratified, confirmed and approved), and that the license granted by Soapbox to Single Touch under the Perpetual Exclusive License Agreement with respect to all software identified as or related to the “Anywhere” software is a perpetual, irrevocable, royalty-free, fully-paid-up, worldwide, exclusive, assignable, sublicensable license for all fields of use.  Macaluso agrees never to challenge the validity and/or effectiveness of, and agrees to use his best efforts to cause Soapbox never to challenge the validity and/or effectiveness of, the Perpetual Exclusive License Agreement.  Soapbox agrees never to challenge the validity and/or effectiveness of the Perpetual Exclusive License Agreement.

6.           Releases by Macaluso.  Macaluso, for himself and his heirs, legatees, executors, administrators, relatives, spouse (if any), assigns and successors, fully and forever releases and discharges Single Touch and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns (collectively, together with Single Touch, the “Single Touch Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which (a) pertain to Soapbox and (b) have arisen, occurred or existed at any time before the signing of this Settlement Agreement and Mutual Special Release (whether or not initially asserted before the signing of this Settlement Agreement and Mutual Special Release), except for the rights of Macaluso arising under this Settlement Agreement and Mutual Special Release.

Such released claims, etc. are referred to herein as “Macaluso’s Soapbox Claims.”

7.           Releases by Soapbox.  Soapbox, for  itself and its current, former and future subsidiaries and employee benefit plans and its and their fiduciaries, predecessors, successors, officers, directors, stockholders, agents, employees and assigns, fully and forever releases and discharges the Single Touch Releasees with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time before the signing of this Settlement Agreement and Mutual Special Release (whether or not initially asserted before the signing of this Settlement Agreement and Mutual Special Release), except for the rights of Soapbox arising under this Settlement Agreement and Mutual Special Release, the Perpetual Exclusive License Agreement and/or the Common Stockholders Agreement.

Soapbox, for  itself and its current, former and future subsidiaries and employee benefit plans and its and their fiduciaries, predecessors, successors, officers, directors, stockholders, agents, employees and assigns, fully and forever releases and discharges Macaluso,  his heirs, legatees, executors, administrators, relatives and spouse (if any) (collectively, together with Macaluso, the “Macaluso Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time before the signing of this Settlement Agreement and Mutual Special Release (whether or not initially asserted before the signing of this Settlement Agreement and Mutual Special Release), except for the rights of Soapbox arising under this Settlement Agreement and Mutual Special Release, the Perpetual Exclusive License Agreement and/or the Common Stockholders Agreement.

Such released claims, etc. are referred to herein as “Soapbox’ Claims.”

8.           Releases by Single Touch.  Single Touch, for  itself and its current, former and future subsidiaries and employee benefit plans and its and their fiduciaries, predecessors, successors, officers, directors, stockholders, agents, employees and assigns, fully and forever releases and discharges the Macaluso Releasees with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which (a) pertain to Soapbox and (b) have arisen, occurred or existed at any time before the signing of this Settlement Agreement and Mutual Special Release(whether or not initially asserted before the signing of this Settlement Agreement and Mutual Special Release), except for the rights of Single Touch arising under this Settlement Agreement and Mutual Special Release, the Perpetual Exclusive License Agreement and/or the Common Stockholders Agreement.

Single Touch, for  itself and its current, former and future subsidiaries and employee benefit plans and its and their fiduciaries, predecessors, successors, officers, directors, stockholders, agents, employees and assigns, fully and forever releases and discharges Soapbox and each of its current, former and future subsidiaries, affiliates, related entities, employee benefit plans, creditors and stockholders and each of its and their fiduciaries, predecessors, successors, officers, directors, stockholders, members, agents, employees and assigns (collectively, together with Soapbox, the “Soapbox Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which (a) pertain to Soapbox and (b) have arisen, occurred or existed at any time before the signing of this Settlement Agreement and Mutual Special Release (whether or not initially asserted before the signing of this Settlement Agreement and Mutual Special Release), except for the rights of Single Touch arising under this Settlement Agreement and Mutual Special Release, the Perpetual Exclusive License Agreement and/or the Common Stockholders Agreement.

Such released claims, etc. are referred to herein as “Single Touch’s Soapbox Claims.”

9.           Waiver of Civil Code Section 1542.  Macaluso, Soapbox and Single Touch each expressly waive any and all rights and benefits conferred upon him/it by Section 1542 of the Civil Code of the State of California, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The parties agree that they will not use any substantially similar common law principle or other federal or state statute to defeat the intent of this Paragraph, and to that extent the parties waive any such substantially similar common law principle.  It is understood that the releases given hereunder by Macaluso to the Single Touch Releases and by Single Touch to the Macaluso Releasees are special releases in that they extend only to matters pertaining to Soapbox.

10.          Release Applies To All Pertaining-to-Soapbox Claims.  Macaluso expressly agrees and understands that the releases given by him pursuant to this Settlement Agreement and Mutual Special Release applies to all unknown, unsuspected, and unanticipated Macaluso’s Soapbox Claims which he may have against the Single Touch Releasees and/or the Soapbox Releasees, and this release shall be fully effective even in the event that the parties hereafter discover facts in addition to, or different from, those which they/he/it (or any of them) now know or believe to be true.

Soapbox expressly agrees and understands that the release given by it pursuant to this Settlement Agreement and Mutual Special Release applies to all unknown, unsuspected, and unanticipated Soapbox’ Claims which it may have against the Single Touch Releasees and/or the Macaluso Releasees, and this release shall be fully effective even in the event that the parties hereafter discover facts in addition to, or different from, those which they/he/it (or any of them) now know or believe to be true.

Single Touch expressly agrees and understands that the release given by it pursuant to this Settlement Agreement and Mutual Special Release applies to all unknown, unsuspected, and unanticipated Single Touch’s Soapbox Claims which it may have against the Macaluso Releasees and/or the Soapbox Releasees, and this release shall be fully effective even in the event that the parties hereafter discover facts in addition to, or different from, those which they/he/it (or any of them) now know or believe to be true.

11.          No Prior Assignment of Claims.  Each of Macaluso, Soapbox and Single Touch represents and warrants that he/it has not sold, assigned, conveyed, pledged, encumbered, or otherwise in any way transferred to any person or entity any interest in the rights, claims, liabilities or causes of action he/it is releasing in this Settlement Agreement and Mutual Special Release.

12.          Covenant Not To Sue.  The parties agree that they shall not encourage, solicit, initiate, institute, commence, continue, file, or otherwise prosecute, whether directly or indirectly, or through a third party, any action, lawsuit, cause of action, claim, demand, or legal proceedings for or arising out of or relating to any claim, etc. released hereby.  Notwithstanding anything herein to the contrary, a party is allowed to (pursuant to Paragraph 18) commence an arbitration action to enforce the terms of the Settlement Agreement and Mutual Special Release.

13.          Indemnification.  In view of Macaluso’s power to control Soapbox and the sums paid by Single Touch to Macaluso to ensure the viability of the Perpetual Exclusive License Agreement, Macaluso agrees to defend, indemnify and hold the Single Touch Releasees harmless from and against any and all diminution in value, losses, actions, claims, judgments, damages, liabilities, settlements, penalties, fines, costs and expenses of attorneys and other professionals (collectively, “Losses”) incurred by any Single Touch Releasee, to the extent such Losses arise out of:  (a) Macaluso’s or Soapbox’ breach of this Settlement Agreement and Mutual Special Release or the Perpetual Exclusive License Agreement, including without limitation any of his representations herein; (b) any assertion against Single Touch of any pertaining-to-Soapbox rights by any person (other than a Common Stockholder) who asserts that he/it is a beneficial and/or record securityholder of or a director of Soapbox; (c) any challenge to Soapbox’s ownership of or right to exclusively license to Single Touch the “Anywhere” software on the terms and conditions of the Perpetual Exclusive License Agreement; or (d) any challenge to the validity or effectiveness of the Perpetual Exclusive License Agreement.  Provided, that in no event shall Macaluso’s liability under this Paragraph 13 exceed $755,000.

Indemnity and defense costs shall be paid as incurred and on demand.  Also, as the parties intend complete indemnification, all costs and expenses of enforcing any provision of this Paragraph 13 shall also be reimbursed by Macaluso.

Macaluso shall have no right to settle any indemnifiable claim unless in such settlement (A) there is no finding or admission of any violation of law or any violation of the rights of any person or entity by a Single Touch Releasee, no requirement that any Single Touch Releasee admit fault or culpability, and no adverse effect on any license or other rights of or any other claims that may be made by or against any Single Touch Releasee and (B) the sole relief provided is monetary damages that are paid in full by Macaluso (with no contingent or joint obligation of any Single Touch Releasee) and such settlement does not require any Single Touch Releasee to take (or refrain from taking) any action.

14.          Entire Agreement.  This Settlement Agreement and Mutual Special Release contains the entire understanding and agreement between and among the parties hereto with respect to the matters referred to herein and supersedes any and all prior and contemporaneous commitments, undertakings and agreements, whether written or oral; provided, that it is expressly confirmed that the Common Stockholders Agreement and the Perpetual Exclusive License Agreement are not superseded and that they remain in full force and effect.   The parties further acknowledge and agree that parol evidence shall not be required to interpret the intent of the parties.  No other representations, covenants, undertakings, or other prior or contemporaneous agreements, whether oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind any of the parties.  Each party acknowledges that he/it has not executed this Settlement Agreement and Mutual Special Release in reliance on any promise, representation, or warranty which is not expressly contained within this Settlement Agreement and Mutual Special Release.  Single Touch acknowledges that its Board of Directors unanimously approved the substantive terms of this Settlement Agreement and Mutual Special Release.

15.          Waiver, Amendment, and Modification.  The parties agree that no waiver, amendment, or modification of any of the terms and/or conditions of this Settlement Agreement and Mutual Special Release shall be effective unless in writing and signed by all parties affected by the waiver, amendment, or modification.  No waiver of any term, condition or default of any term of this Settlement Agreement and Mutual Special Release shall be construed as a waiver of any other term, condition or default.

16.          Counterparts.  This Settlement Agreement and Mutual Special Release may be signed in counterparts and said counterparts shall be treated as though signed as one document.  Delivery of signed counterparts electronically shall be deemed valid delivery for all purposes.

17.          Attorneys’ Fees and Costs.  Each party shall be responsible for his/its own legal fees and costs with respect to the negotiation, preparation and entering into of this Settlement Agreement and Mutual Special Release.    In the event of any legal, arbitration or administrative proceedings after the date of this Settlement Agreement and Mutual Special Release with respect to any claim covered by the release provisions of this Settlement Agreement and Mutual Special Release, or with respect to enforcement or interpretation of this Settlement Agreement and Mutual Special Release, if a party hereto is the prevailing party, he/it shall be entitled to recover his/its reasonable attorneys fees and costs.  In the event that arbitration is commenced pursuant to Paragraph 18, the prevailing party will additionally be entitled to all monies that the prevailing party has expended (without limitation, for fees and expenses of the arbitration forum, including the costs and expenses billed by the arbitrator in connection with the performance of the arbitrator’s duties described in Paragraph 18 hereof) in addition to (and not to the exclusion of) any and all other available relief.

18.          Arbitration. Any controversy or claim arising from the interpretation or breach of this Settlement Agreement and Mutual Special Release (including without limitation any claim or controversy between a party and a Releasee) shall be resolved exclusively by final and binding arbitration with Charles H. Dick Jr. as arbitrator using such arbitration rules as Mr. Dick shall in his sole judgment and discretion determine to be appropriate, and if Mr. Dick is unavailable to or declines to serve as arbitrator then any such controversy or claim shall instead be resolved exclusively by final and binding arbitration administered by JudicateWest under its applicable commercial arbitration rules; and in either event judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  If Mr. Dick is unavailable to or declines to serve as arbitrator and the parties to the arbitration are unable or fail to agree upon the JudicateWest arbitrator, the arbitrator shall be selected by JudicateWest.  The place of the arbitration shall be San Diego, California.  The party bringing the arbitration action shall pay in the first instance (subject to possible future recovery under Paragraph 17 above) all fees and expenses of the arbitration forum, including the costs and expenses billed by the arbitrator in connection with the performance of the arbitrator’s duties described herein.

19.          California Law.  This Settlement Agreement and Mutual Special Release and its terms shall be governed by and construed under California law.

20.          Representation by Counsel; No Coercion.  Each of Soapbox, Macaluso and Single Touch hereby acknowledges, represents, and warrants that he/it has, in connection with this Settlement Agreement and Mutual Special Release, had the opportunity to be represented by, consult with, and be advised by qualified and competent legal counsel selected by him/it, before the execution of this Settlement Agreement and Mutual Special Release.  Each party hereto hereby agrees that he/it has read this Settlement Agreement and Mutual Special Release carefully, and understands the import and substance of each and all of the terms set forth in this Settlement Agreement and Mutual Special Release.  Each party hereto understands and agrees that if any of the facts or matters upon which he/it now relies in making this Settlement Agreement and Mutual Special Release hereafter prove to be otherwise, this Settlement Agreement and Mutual Special Release will nonetheless remain in full force and effect.  Each party hereto is entering this Settlement Agreement and Mutual Special Release voluntarily, without any coercion, and based upon his/its own judgment. Soapbox and Macaluso acknowledge that attorneys Hayden Trubitt, Stradling Yocca Carlson & Rauth, and Jeffrey Mackay represent only Single Touch (and not Soapbox and not Macaluso) in the negotiation, preparation and entering into of this Settlement Agreement and Mutual Special Release.

21.          No Presumption From Drafting.  Given that the parties have had the opportunity to draft, review, and edit the language of this Settlement Agreement and Mutual Special Release with the assistance and advice of counsel, no presumption for or against any party arising out of drafting all or any part of this Settlement Agreement and Mutual Special Release will be applied in any action involving this Settlement Agreement and Mutual Special Release.  Accordingly, the parties hereby waive the benefit of any federal, state or local law or interpretive principle providing that in cases of uncertainty, language of a contract should be interpreted against the party who caused the uncertainty to exist.  This Settlement Agreement and Mutual Special Release is the product of a negotiated, bargained-for exchange of mutual valuable consideration.

22.          Severability.  This Settlement Agreement and Mutual Special Release is fully severable.  If any portion(s) of this Settlement Agreement and Mutual Special Release is found to be unenforceable, the portion(s) shall be construed in such a manner as will to the maximum extent possible enable such portion(s) to be enforceable, and the unenforceability of the unenforceable portion(s) shall not affect the enforceability of the remaining provisions.

23.          Facilitation.  Each party hereto agrees to execute and perform such other documents and acts as are reasonably required in order to facilitate the terms of this Settlement Agreement and Mutual Special Release, and the intent thereof, and to cooperate in good faith in order to effectuate the provisions of this Settlement Agreement and Mutual Special Release.

22.          This Agreement Is Reasonable. The parties acknowledge that this Settlement Agreement and Mutual Special Release is reasonable, valid, and enforceable.

Dated: November 27, 2012	SINGLE TOUCH SYSTEMS INC.

	By:	/s/ James Orsini
Its Chief Executive Officer and President

Dated: November 27, 2012	SINGLE TOUCH INTERACTIVE, INC.

By:
/s/ James Orsini
Its President

Dated: November 27, 2012		SOAPBOX MOBILE, INC.

	By:	/s/Anthony Macaluso

Dated: November 27, 2012	/s/Anthony Macaluso
ANTHONY MACALUSO (in each of the respective
capacities identified in the preamble hereof)